Exhibit 10.23

                              EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is made as of the 1st day of May, 2002, by and between Triad Guaranty Insurance Corporation, an Illinois insurance corporation (the "Company"), and Earl F. Wall ("Employee").


                                   WITNESSETH:


     WHEREAS, the Company desires to employ Employee and Employee is willing to accept such employment, all upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

1. EMPLOYMENT AND TERM. The Company hereby employs Employee and Employee accepts employment with the Company as Senior Vice President, Secretary and General Counsel of the Company, on the terms and conditions herein set forth, for a period commencing on May 1, 2002, and expiring on December 31, 2004, and thereafter for successive six-month periods unless either party gives written notice of the nonrenewal of this Agreement at least one year prior to the commencement of any such additional six-month period. Employee's duties and responsibilities in this position shall be determined by the Company's Board of Directors (the "Board"), consistent with Employee's qualifications and the best interests of the Company. Employee shall also perform such other or additional duties on behalf of the Company and its parent corporation, Triad Guaranty Inc., a Delaware corporation ("TGI"), as may be assigned to him by the Board from time to time.

2. EXTENT OF SERVICES. During the term hereof, Employee shall devote his entire attention and energy to the business and affairs of the Company and TGI on a full-time basis and shall not be engaged in any other business activity, regardless of whether such business activity is pursued for gain, profit or other pecuniary advantage, unless the Company otherwise consents; but this shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made and will not otherwise conflict with the provisions of this Agreement. Full-time, as used above, shall mean a forty (40) hour work week, or such longer work week as the Board shall from time to time adopt. The foregoing shall not be deemed to prevent Employee from participating in any charitable or not-for-profit organization to a reasonable extent, provided however that Employee does not receive any salary or other remuneration from such charity or not-for-profit organization.


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3.   COMPENSATION.

     (a) SALARY. During the term of this Agreement, the Company shall pay Employee an annual salary of $138,000.00 ("Annual Salary"), payable in accordance with the Company's regular payroll procedures. During each year that this Agreement is in effect, the Company will review possible increases in Employee's salary at least annually, with any such increases subject to the determination of the Board.

     (b) Bonus. In addition to his Annual Salary, Employee shall be eligible to receive an annual bonus in an amount as may be determined by the Board, pursuant to a bonus plan which may then be in effect or otherwise.

4. BENEFITS. Employee shall be entitled to participate in all medical and other employee plans of the Company and TGI, if any, on the same basis as other executives of the Company, subject in all cases to the respective terms of such plans.

5. PTO. Employee shall be entitled to paid time off ("PTO") in accordance with the Company's PTO policy in effect at the time the PTO is taken. In the event that the full PTO is not taken by Employee, no PTO time shall accrue for use in future years, except in accordance with the Company's then existing policy for the carry forward of accrued PTO.

6. EXPENSES. Employee shall be entitled to prompt reimbursement for all reasonable expenses incurred by him in furtherance of the business of the Company and TGI in connection with his performance of his duties hereunder, in accordance with the policies and procedures established for executive officers of the Company and TGI, and provided Employee properly accounts for such expenses.

7.   TERMINATION.

     (a) Death. This Agreement and Employee's employment hereunder shall terminate immediately upon Employee's death. In such event, the Company shall be obligated to pay Employee's salary only to the end of the month in which he dies.

     (b) INCAPACITY. If Employee is absent from his employment for reasons of illness or other physical or mental incapacity which renders him unable to perform the essential functions of his position, with or without reasonable accommodation, for more than an aggregate number of days totaling twelve (12) weeks, whether or not consecutive, in any period of twelve (12) consecutive months, then upon at least sixty
          (60) days' prior written notice to Employee, if such is consistent with applicable law, the Company may terminate this Agreement and Employee's employment hereunder. In such event, the Company shall be obligated to pay Employee his salary to the earlier of (i) the date on which coverage commences under the long-term disability insurance policy maintained by the Company for the benefit of Employee, if any, or (ii) the date two months after the date of termination.


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     (c)  Termination by the Company.

          (i)  The  Company  may  terminate   this   Agreement  and   Employee's
               employment hereunder at any time for Cause. As used herein, "Cause" shall mean:

               (A) a material breach by Employee of his duties and obligations hereunder, including but not limited to gross negligence in the performance of his duties and responsibilities or the failure to follow the Board's directions; provided he shall be entitled to reasonable notice of, and if feasible a reasonable opportunity to cure, any such breach;

               (B) willful misconduct by Employee which may be materially injurious to the reputation or business of the Company or TGI;

               (C) any act of fraud, misappropriation or other dishonesty by Employee; or

               (D)  Employee's conviction of a felony.

               In the event of termination for Cause, the Company shall pay Employee his salary up to the date of the delivery of the notice of termination, which date shall be for all purposes of this
               Section 7(c)(i) the date of termination of his employment. In the event of termination for Cause, Employee shall not receive any previously unpaid bonus or bonuses except any earned but unpaid bonus with respect to any full calendar year preceding the date of termination.

          (ii) Notwithstanding anything contained herein to the contrary, the Company also may terminate this Agreement and Employee's employment hereunder for any reason whatsoever, upon no less than sixty (60) days' prior written notice to Employee. In the event that the Company terminates this Agreement pursuant to the provisions of this Section 7(c)(ii), Employee shall be entitled to receive his salary up to the date of termination set forth in the notice of termination and a severance payment equal to 200% of the total annual salary paid to Employee by the Company and/or TGI during the two calendar years prior to the year of termination (the "Severance Payment"). At the option of the Company, the Severance Payment shall be payable either in a lump sum cash payment or in twenty-four (24) monthly installments commencing on the first day of the month following termination of this Agreement. If for any reason any court determines that any of the restrictions contained in Section 8 hereof are not enforceable, the Company shall have no obligation to pay the Severance Payment or any remaining installment thereof to Employee.

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          (d)  TERMINATION  BY EMPLOYEE.  Employee may terminate  this Agreement and his employment hereunder for any reason whatsoever, upon no less than sixty (60) days' prior written notice to the Company. In the event that Employee terminates this Agreement pursuant to the provisions of this Section 7(d), Employee shall be entitled to receive his salary up to the date of termination set forth in the notice of termination. In such event, Employee shall not receive any previously unpaid bonus or bonuses except any earned but unpaid bonus with respect to any full calendar year preceding the date of termination.

8. RESTRICTIVE COVENANT. During the term of this Agreement and for a period of two (2) years after the termination of this Agreement by the Company or Employee, except pursuant to the provisions of Section 1 above, Employee shall not, either as an individual on his own account; as a partner, joint venturer, employee, agent, or salesman for any person; as an officer, director or stockholder (other than a beneficial holder of not more than 5% of the outstanding voting stock of a company having at least 250 holders of voting stock) of a corporation; or otherwise, directly or indirectly:

     (a) enter into or engage in the private mortgage insurance business within:

          (i) any area of the United States in which the Company or TGI is then doing business;

          (ii) in the event that any court determines that the area set forth in the preceding subparagraph is too broad to be enforceable, each and every state of the United States in which the Company had a market share, based on industry data, of at least four percent (4%) of net new mortgage insurance written as of the end of the quarter next preceding the date of termination of this Agreement; or

          (iii)in the event that any court determines that the area set forth in the preceding subparagraphs is too broad to be enforceable, each and every metropolitan statistical area of the United States in which the Company had a market share, based on industry data, of at least four percent (4%) of net new mortgage insurance written as of the end of the quarter next preceding the date of termination of this Agreement; or

          (iv) in the event that any court determines that the area set forth in the preceding subparagraphs is too broad to be enforceable, the States of Florida, Illinois and North Carolina; or

          (v) in the event that any court determines that the area set forth in the preceding subparagraphs is too broad to be enforceable, the State of North Carolina.

     (b) solicit or attempt to solicit any of the Company's or TGI's customers or prospective customers with whom Employee has had contact as an employee of the Company in the performance of his duties and responsibilities hereunder with the intent or purpose to perform for

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          such customer the same or similar services or to sell to such customer the same or similar products which Employee performed for or sold to such customer during the term of his employment hereunder; or

     (c) solicit or recruit any person who is an employee or agent of the Company or TGI, either now or during such period, for employment in the private mortgage insurance business or for the purpose of soliciting or attempting to solicit any of the Company's or TGI's customers or prospective customers as prohibited by Section 8(b) above.

Employee and the Company agree and acknowledge that the Company and TGI do business on a nationwide basis, with customers located throughout the United States, and that any breach by Employee of the restrictive covenant contained herein would immeasurably and irreparably damage the Company and TGI. Employee and the Company agree and acknowledge that the duration, scope and geographic areas applicable to the noncompetition covenants in this Section 8 are fair, reasonable and necessary to protect legitimate business interests of the Company and TGI, and that adequate compensation has been received by Employee for such obligations.

9. CONFIDENTIAL INFORMATION AND DISCOVERIES. Employee acknowledges that he will, as a result of his duties as an employee of the Company, have access to and be in a position to receive confidential information, including trade secrets, relating to the Company and TGI. Therefore, Employee agrees that during his employment by the Company and thereafter he will not divulge to, or use for the benefit of, himself or any other person, any information concerning any inventions, discoveries, improvements, processes, methods, trade secrets, research or secret data (including, without limitation, customer or supplier lists, formulas, computer programs, software development or executive monitor systems), or other confidential matters possessed, owned or used by the Company or TGI that may be obtained or learned by Employee in the course of or as a result of his employment hereunder unless (i) such disclosure is authorized by the Company, (ii) such confidential information becomes generally available to and known by the public (other than as a result of disclosure directly or indirectly by the Employee) or (iii) such confidential information becomes available to Employee on a nonconfidential basis from a source other than the Company, TGI or their employees or agents, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to the Company or TGI. The expiration or termination of employment shall not be deemed to release Employee from his duties hereunder not to convert to his own use or the use of others the rights or properties of the Company or TGI as described herein.

10.  CHANGE IN CONTROL.

     (a) CHANGE IN CONTROL SEVERANCE COMPENSATION. Within two years following a Change in Control (as defined below), in the event of (i) a material and adverse change in the status or position of Employee as an executive officer of the Company including, without limitation, a material diminution in duties or responsibilities, except in connection with the incapacity of Employee, (ii) the transfer or

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          relocation  by the  Company  of the  office of  Employee  which  would require  Employee  to be based  more  than 50 miles  distant  from the
          location  of  his  office   immediately  prior  to  such  transfer  or
          relocation, or (iii) the discontinuance of any bonus or incentive compensation plan for which the Company or TGI has determined Employee to be eligible and which represents a material portion of the
          Employee's  annual   compensation,   Employee  shall  be  entitled  to
          terminate this Agreement and his employment hereunder and receive from the Company a payment equal to 200% the total annual salary paid to Employee by the Company and/or TGI during the two calendar years prior to the year of termination (the "Change in Control Compensation"). At the option of the Company, the Change in Control Compensation shall be payable either in a lump sum cash payment or in twenty-four (24) monthly installments commencing on the first day of the month following termination of this Agreement. If for any reason any court determines that any of the restrictions contained in Section 8 hereof are not enforceable, the Company shall have no obligation to pay the Change in Control Compensation or any remaining installment thereof to Employee.

     (b) CHANGE IN CONTROL. For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following events:

          (i) any person or persons acting as a group, other than a person which as of the date of this Agreement is the beneficial owner of voting securities of TGI and its affiliates, or any employee benefit plan of the Company or TGI or Employee or a group
               including   Employee,   shall  become  the  beneficial  owner  of
               securities of TGI representing the greater of (i) at least twenty-five percent (25%) of the combined voting power of TGI's then outstanding securities, or (ii) at least the combined voting power of TGI's outstanding securities then held by Collateral Investment Corp., a Delaware corporation, and Collateral Mortgage, Ltd., an Alabama limited partnership, and any of their affiliates; or

          (ii) individuals who constitute the board of directors of TGI upon completion of the initial public offering of TGI's common stock (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of TGI in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person were a member of the Incumbent Board; or

          (iii)any consolidation or merger to which TGI is a party, if following such consolidation or merger, stockholders of TGI immediately prior to such consolidation or merger shall not beneficially own securities representing at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the surviving or continuing corporation; or

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          (iv) any sale,  lease,  exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of TGI, other than to an entity (or entities) of which TGI or the stockholders of TGI immediately prior to such transaction beneficially own securities representing at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities.

11. ENFORCEMENT. Both parties recognize that the services to be rendered under this Agreement by Employee are special, unique and of extraordinary character and that in the event of the breach by Employee of any of the terms and conditions of this Agreement to be performed by him, then the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach hereof, or to enforce the specific performance hereof by Employee or to enjoin Employee from performing acts prohibited above during the period herein covered, but nothing herein contained shall be construed to prevent such other remedy in the courts as the Company may elect to invoke.

12. RETURN OF DOCUMENTS. Upon the termination of this Agreement for any reason, Employee shall forthwith return and deliver to the Company and shall not retain any original or copies of any books, papers, price lists or customer contracts, bids or customer lists, files, books of account, notebooks and other documents and data relating to the performance by Employee of his duties hereunder, all of which materials are hereby agreed to be the property of the Company.

13.  Miscellaneous.

     (a) NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail to Employee or the Company at the address set forth below their signatures at the end of this Agreement or to such other address as they shall notify each other in writing.

     (b) ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and Employee and his personal representatives, heirs, legatees and beneficiaries, but shall not be assignable by Employee.

     (c) APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of North Carolina in every respect, including, without limitation, validity, interpretation and performance.

     (d) HEADINGS. Section headings and numbers herein are included for convenience of reference only and this Agreement is not to be construed with reference thereto. If there be any conflict between such numbers and headings and the text hereof, the text shall control.

     (e) SEVERABILITY. If for any reason any portion of this Agreement shall be held invalid or unenforceable, it is agreed that the same shall not affect the validity or enforceability of the remainder hereof. The

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          portion of the Agreement which is not invalid or  unenforceable  shall be considered enforceable and binding on the parties and the invalid or unenforceable provision(s), clause(s) or sentence(s) shall be deemed excised, modified or restricted to the extent necessary to render the same valid and enforceable and this Agreement shall be construed as if such invalid or unenforceable provision(s), clause(s), or sentences(s) were omitted. The provisions of this Section 13(e) shall survive the termination of this Agreement for any reason.

     (f) ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to its subject matter and supersedes all previous agreements between the parties. No officer, employee, or representative of the Company has any authority to make any representation or promise in connection with this Agreement or the subject matter hereof that is not contained herein, and Employee represents and warrants he has not executed this Agreement in reliance upon any such representation or promise. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     (g) WAIVER OF BREACH. The waiver of the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

     (h)  COUNTERPARTS.   This   Agreement  may  be  executed  in  one  or  more
          counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Employee has signed this Agreement all on the day and year first above written.

                                  TRIAD GUARANTY INSURANCE
                                  CORPORATION, an Illinois corporation



                                  By:
                                     -------------------------------------------
                                             Darryl W. Thompson
                                             Chief Executive Officer
                                  Address:   101 South Stratford Road, Suite 500
                                             Winston-Salem, N. C.   27104


                                  EMPLOYEE:


                                  ----------------------------------------------
                                              Earl F. Wall
                                  Address:    1104 Glousman Road
                                              Winston-Salem, N. C.  27104


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